SIXTH AMENDMENT TO REVOLVING
CREDIT AND TERM LOAN AGREEMENT



	This Sixth Amendment To Revolving Credit and Term Loan Agreement (this "Sixth Amendment") is made by and between PMB Enterprises West, Inc., a New Mexico corporation ("Company"), and Wells Fargo Bank (Texas), National Association (formerly First Interstate Bank of Texas, N.A.) ("Bank").

	WHEREAS, the parties entered into that one certain Revolving Credit and Term Loan Agreement dated February 16, 1994 (the
Revolving Credit and Term Loan Agreement dated February 16, 1994 and all amendments thereto and restatements thereof are hereinafter collectively referred to as the "Loan Agreement");
and

	WHEREAS, the parties entered into that one certain First
Amendment To Revolving Credit and Term Loan Agreement dated
February 9, 1995 ("First Amendment"); and

	WHEREAS, the parties entered into that one certain Second
Amendment To Revolving Credit and Term Loan Agreement dated May
9, 1995 ("Second Amendment"); and

	WHEREAS, the parties entered into that one certain Third
Amendment To Revolving Credit and Term Loan Agreement dated
September 29, 1995 ("Third Amendment"); and

	WHEREAS, the parties entered into that one certain Fourth
Amendment To Revolving Credit and Term Loan Agreement dated
February 16, 1996 ("Fourth Amendment"); and

	WHEREAS, the parties entered into that one certain Fifth
Amendment To Revolving Credit and Term Loan Agreement dated July
9, 1996 ("Fifth Amendment"); and

	WHEREAS, the parties desire to amend the Loan Agreement in certain respects; and

	WHEREAS, capitalized terms used herein shall have the meaning assigned to them in the Loan Agreement.

	NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and among the parties as follows:

1.	The definition of Termination Date in Article I of the Loan
Agreement is amended to read in its entirety as follows:



				"Termination Date" shall mean (i) April 1, 1998, or (ii)
such later date to which the Revolving Credit Period is extended pursuant to Section 2.01(b) hereof.



2.	Section 9.01 and Section 9.08 of the Loan Agreement are
amended to read in their  entirety as follows:



				9.01.  Funded Debt to Net Cash Flow.  Permit the ratio of
Funded Debt as of the end of any fiscal quarter to Net Cash Flow of Pancho's Mexican Buffet, Inc. and its Subsidiaries for the
four quarter period ending as of the end of the preceding fiscal quarter at any time to be greater than 2.5 to 1.0.  In
calculating Net Cash Flow, there shall be excluded the
restructuring charge in the total amount of $3,488,018 incurred in March 1997; or



				9.08.  Limitation on Additional Indebtedness.  Incur or
assume or permit any Guarantor to incur or assume any
Indebtedness for borrowed money, except for (i) the indebtedness evidenced by the Note; (ii) Consolidated Indebtedness (excluding the indebtedness evidenced by the  Note) not to exceed one
million five hundred thousand dollars ($1,500,000) in the
aggregate at any one time; and (iii) trade debt incurred in the ordinary course of business; or



3.	All net proceeds of the sale of the properties located at
8146 West Indian School Road, Phoenix, Arizona and 701 East Broadway Boulevard, Tucson, Arizona, shall be promptly applied to the unpaid balance of the Note. The failure of Borrower to promptly apply all net proceeds of sale of such properties to the unpaid balance of the Note shall constitute an event of default under the Loan Agreement.



4.	Except as amended by the First Amendment, the Second
Amendment, the Third Amendment, the Fourth Amendment, the Fifth
Amendment and this Sixth Amendment, the Loan Agreement is ratified and confirmed and shall remain in full force and effect.



5.	At the time of execution of this Sixth Amendment, Company
shall pay to Bank a fee in the amount of four thousand five hundred dollars ($4,500).



6.	The Company represents and warrants to the Bank, with full
knowledge that the Bank is relying on the following representations and warranties in executing this Sixth
Amendment, as follows:



	(a)	The Company has corporate power and authority to execute,
deliver and perform this Sixth Amendment, and all corporate action on the part of the Company requisite for the due execution, delivery and performance of this Sixth Amendment has been duly and effectively taken.



	(b)	The Loan Agreement and the Loan Documents and each and
every other document executed and delivered in connection with this Sixth Amendment to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.



	(c)	This Sixth Amendment does not and will not violate any
provisions of the articles or certificate of incorporation or bylaws of the Company, or any contract, agreement, instrument or requirement of any Governmental Authority to which the Company is subject. The Company's execution of this Sixth Amendment will not result in the creation or imposition of any lien upon any properties of the Company, other than those permitted by the Loan Agreement and this Sixth Amendment.



	(d)	The Company's execution, delivery and performance of this
Sixth Amendment do not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United
States of America or any state thereof.



	(e)	All financial information previously presented to the Bank
fairly present the financial condition of the Company and its Subsidiaries as at the date of such information and the results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis.



	(f)	The Company has performed and complied with all agreements
and conditions contained in the Loan Agreement required to be performed or complied with by the Company prior to or at the time of delivery of this Sixth Amendment.



	(g)	After giving effect to this Sixth Amendment, no Default or
Event of Default exists and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.



	(h)	Nothing in this Section 5 of this Sixth Amendment is
intended to amend any of the representations or warranties contained in the Loan Agreement or in the Loan Documents to which the Company or any of the Subsidiaries is a party.



7.	The effectiveness of this Sixth Amendment shall be
conditioned on the receipt by the Bank of each of the following:



	(a)	Corporate resolutions of Company authorizing the execution
of this Sixth Amendment;



	(b)	Incumbency certificate of Company; and



	(c)	The fee in the amount of four thousand five hundred dollars
($4,500).



8.	Company hereby expressly ratifies, confirms and extends all
deed of trust and mortgage liens and all security interests in favor of Bank and agrees that each deed of trust lien, mortgage lien and security interest in favor of Bank shall remain in full force and effect until all indebtedness of Company to Bank is paid in full and all commitments of Bank to Company have terminated.



9.	Company agrees to pay any and all costs and expenses incurred by Bank in connection with this Sixth Amendment (including, but not limited to, any and all appraisal fees, cost of title searches, costs of environmental reports, recording fees, conveyance fees and reasonable attorneys fees) within ten (10) days of the date of any invoice for such costs and expenses.
Company, at Company's expense, agrees to promptly execute and deliver to Bank upon request any and all other and further documents, agreements and instruments as may be requested by Bank in connection with or relating to this Sixth Amendment and the Loan Agreement or as may be necessary to correct any omissions or defects in the documents, agreements or instruments delivered to Bank in connection therewith.



10.	The parties agree to be bound by the terms and provisions of the current Arbitration Program of Wells Fargo Bank (Texas),
National Association, which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.



11.	Each of the Guarantors hereby consents to and accepts the
terms and conditions of this Sixth Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its continuing Guaranty Agreement, executed and delivered to the Bank as of February 16, 1994, guaranteeing payment of the obligations is and remains in full force and effect.



12.	This Sixth Amendment may be executed in any number of
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Sixth Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Sixth Amendment.



13.	This Sixth Amendment shall be binding upon and inure to the
benefit of the parties and their respective successors and assigns.



14.	THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG
THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.
 THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.





	Executed to be effective as of March 31, 1997.





						PMB ENTERPRISES WEST, INC.





						By:	/s/Samuel L. Carlson
    						Samuel L. Carlson, Senior Vice
  								President

							COMPANY





						WELLS FARGO BANK (TEXAS), NATIONAL  ASSOCIATION
      (formerly	First Interstate Bank of Texas, N.A.)


						By:  /s/John R. Peloubet
    							John r. Peloubet, Vice President

									BANK



AGREED TO:

PANCHO'S MEXICAN BUFFET, INC.


By: 	/s/W. Brad Fagan___________
	Name: Brad Fagan__________
	Title: VP - Treasurer________



PMB INTERNATIONAL, INC.


By: 	/s/W. Brad Fagan____________
	Name: Brad Fagan___________
	Title: VP - Treasurer_________



PAMEX OF TEXAS, INC.


By: 	/s/W. Brad Fagan_____________
	Name: Brad Fagan____________
	Title: VP - Treasurer__________


					GUARANTORS

F-81999.1

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